REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Deltron, Inc.

We have audited the accompanying consolidated balance sheet of Deltron, Inc. and subsidiary as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Deltron, Inc. and subsidiary as of December 31, 2006, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

As stated in Note 10 to the financial statements, on September 5, 2007, the Company completed the sale of substantially all of its net assets.

Eisner LLP

New York, New York
October 3, 2007

Deltron, Inc.
Consolidated Balance Sheet
December 31, 2006

Assets
Current assets
Cash	$160,944
Accounts receivable, net	547,694
Inventories	441,465
Prepaid expenses	45,706
1,195,809

Land	107,660
Building	1,275,445
Furniture and equipment	3,695,651
5,078,756

Less: Accumulated depreciation	(4,106,073)
Net property and equipment	972,683

$2,168,492

Liabilities and Stockholders' Equity
Current liabilities
Note payable to stockholder	$990,600
Accounts payable	292,061
Accrued expenses (including interest payable to stockholder of $122,668)	314,324
1,596,985

Stockholders' Equity
Common stock, no par value authorized 3,000,000 shares; 1,108,000 shares issued and outstanding	4,696
Retained earnings	566,811
571,507

$2,168,492

See accompanying notes to financial statements.

Deltron, Inc.
Consolidated Statements of Operations

	Year Ended December 31,
	2006	2005

Net sales	$4,557,586	$4,722,496
Cost of goods sold	2,946,503	3,519,937
Gross profit	1,611,083	1,202,559

Operating expenses:
Research and development	619,949	787,556
General and administrative	673,588	837,922
Selling	385,738	411,423
Commissions	162,715	211,693
	1,841,990	2,248,594

Operating loss	(230,907)	(1,046,035)

Other income (expense)
Gain (loss) on foreign currency transactions	(6,934)	704
Other income, (including gain on sale of equipment of $48,824 in 2005)	7,282	62,786
Interest expense - stockholder	(125,594)	(90,745)
Total other income (expense)	(125,246)	(27,255)

Net loss	$(356,153)	$(1,073,290)

See accompanying notes to financial statements.

Deltron, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2006	2005
Cash flows from operating activities

Net loss	$(356,153)	$(1,073,290)

Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	112,677	131,617
Gain on sale of equipment	-	(48,824)
Change in:
Accounts receivable	(32,232)	254,868
Inventories	187,376	457,007
Prepaid expenses	103	12,886
Accounts payable	15,477	72,700
Accrued expenses (including interest payable to stockholder)	68,806	(14,130)
Net cash used in operating activities	(3,946)	(207,166)

Cash flows from investing activities
Proceeds from sale of equipment	-	62,584
Purchase of property and equipment	(9,756)	-
Net cash (used in) provided by investing activities	(9,756)	62,584

Cash flows from financing activities
Net repayments of notes payable to stockholder	-	(4,000)
Principal payments on long-term borrowings	-	(87,722)
Net cash used in financing activities	-	(91,722)

Net decrease in cash	(13,702)	(236,304)

Cash at beginning of period	174,646	410,950

Cash at end of period	$160,944	$174,646

Supplemental Disclosure of Cash Flow information:
Cash payments for interest	$40,978	$63,787

See accompanying notes to financial statements.

Deltron, Inc.
Consolidated Statements of Stockholders' Equity

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance at December 31, 2004	1,108,000	$4,696	$1,996,254	$2,000,950

Net loss		-	(1,073,290)	(1,073,290)

Balance at December 31, 2005	1,108,000	4,696	922,964	927,660

Net loss		-	(356,153)	(356,153)

Balance at December 31, 2006	1,108,000	$4,696	$566,811	$571,507

See accompanying notes to financial statements.

DELTRON, INC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note 1 - Nature of Business and Basis of Presentation

Nature of Business
Deltron, Inc, located in North Wales, Pennsylvania (Deltron) and its wholly owned subsidiary, Corporacion Delinc S.A. de C.V. (Delinc) located in Mexico (collectively, the “Company”), manufacture and sell power supply units to the electronics industry principally within the continental U.S. The Company also has a limited amount of sales in Canada, Europe, and Asia. During 2006 the Company completed the transition of its manufacturing functions to Delinc with Deltron mainly involved in procurement, research and development, administration and sales activities. Delinc manufactures and assembles products for Deltron, the U.S. parent. All sales of Delinc are to the U.S. parent company.

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Company sold substantially all its net assets in September 2007 (Note 10). Excluded assets include cash and certain machinery and equipment in Pennsylvania, and the real estate located at its principal office in North Wales, Pennsylvania. The liabilities to be assumed by the buyer include trade accounts payable and accrued expenses.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of Deltron and Delinc. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, revenues and expenses as well as disclosure of contingent assets and liabilities included in the financial statements and accompanying notes. Although these estimates are based on the knowledge of current events and actions that the Company may undertake in the future, they may ultimately differ from actual results. The most significant estimates relate to inventory obsolescence and recoverability of deferred tax assets. Actual results could differ from those estimates.

DELTRON, INC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note 2 - Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents
The Company considers all highly liquid instruments with remaining maturities when purchased of three months or less to be cash equivalents.

The Company maintains its cash accounts in two commercial banks, one located in the U.S. and one in Mexico. The amount on deposit in the U.S. bank usually exceeds the federally insured limit.

Revenue Recognition and Accounts Receivable
The Company recognizes revenue when there is persuasive evidence of an arrangement, the product has been delivered and is fully functional, the sales price is fixed or determinable and collectibility is reasonably assured. In general, these conditions are met when the product is shipped. Credit is extended based on an evaluation of each customer’s financial condition and generally collateral is not required. The Company provides an allowance for uncollectible trade receivables, when appropriate, based on aging analysis, specific known troubled accounts and historical collection experience. At December 31, 2006, the allowance for doubtful accounts was $10,000.

Bad debts expense for the years ended December 31, 2006 and 2005 was $2,323 and $8,147, respectively.

Inventory
Inventory, which consists of raw materials, completed sub-assemblies and electronic components, is stated at the lower of cost or market on a first-in first-out basis. Inventory items designated as obsolete or slow-moving are reduced to estimated net realizable value. The Company closely monitors and analyzes inventory for potential obsolescence and slow-moving items based upon the aging of the inventory and inventory turnover.

DELTRON, INC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note 2 - Summary of Significant Accounting Policies (continued)

Property and Equipment
Property and equipment are stated at cost. Major replacements and betterments are capitalized while maintenance and repairs are expensed as incurred.

Depreciation is computed for financial statement purposes on a straight-line basis over the estimated useful lives of the related assets. Gains and losses on sales and retirements are reflected in results of operations. The estimated useful lives of depreciable assets are:

Classifications	Years

Building	12-50
Furniture and equipment	5-12

Depreciation expense for the years ended December 31, 2006 and 2005 was $112,677 and $131,617, respectively.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deltron and Delinc are responsible for filing separate tax returns in their own tax jurisdictions.

Research and Development Costs
Research and development costs are expensed as incurred and were $619,949 and $787,556 for the years ended December 31, 2006 and 2005, respectively.

Collective Bargaining Agreements
The Company had a collective bargaining agreement, which covered approximately 8% of its U.S. labor force and was terminated as of December 12, 2006. The Company had a collective bargaining agreement with approximately 50% of its Mexican labor force that expired on December 31, 2006, at which time it was renewed through December 31, 2007.

DELTRON, INC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note 2 - Summary of Significant Accounting Policies (continued)

Foreign Currency Remeasurement
The U.S. dollar is the functional currency of the Company and its subsidiary. All foreign currency denominated assets and liabilities are translated into U.S. dollars at exchange rates prevailing at the balance sheet date, except for non-monetary assets and liabilities, which are translated at historical exchange rates. Results of operations are translated at average exchange rates in effect during the year. All foreign currency transaction and translation gains or losses are included in the results of operations.

Note 3 - Inventory

At December 31, 2006, inventory consists of the following:

Component parts	$189,585
Work-in-process	120,508
Finished goods	131,372

$441,465

Note 4 - Note Payable - Stockholder

The Company has a line of credit agreement with its majority stockholder, which permits borrowing of up to $1,000,000. Interest is charged on the outstanding balance at 1.75 times the rate at which the stockholder is able to borrow the funds from Wachovia Securities, and is payable monthly. The line is collateralized by the assets of the Company. At December 31, 2006, the outstanding balance was $990,600, and the interest rate was 13.13%. Outstanding loans are payable on demand.

Note 5 - Accrued Expenses

At December 31, 2006, accrued expenses consist of the following:

Accrued commissions	$37,993
Accrued vacation	89,600
Accrued and withheld payroll taxes	21,665
Accrued warranty	24,000
Accrued interest payable to stockholder	122,668
Accrued wages	15,531
Other	2,867

$314,324

DELTRON, INC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note 6 - Income Taxes

During the year ended December 31, 2006, Deltron’s net operating loss carryforward from prior years of $35,000 eliminated its taxable income. For the year ended December 31, 2005, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. At December 31, 2006, the Company had net operating loss carryforwards of approximately $1,563,000 for federal and $1,875,000 for state purposes. The net operating loss carryforwards, if not utilized, will begin to expire in 2022 for federal purposes and in 2021 for State of Pennsylvania purposes. The Company’s taxes in Mexico are not based on income, and such taxes are included in general and administrative expenses.

Deferred Tax Assets and Liabilities
Deferred income tax assets and liabilities consist of the following components as of December 31, 2006:

Deferred Tax Assets
Reserves and accruals	$88,800
Loss carryforwards	718,800

807,600
Less valuation allowance	(758,600)

49,000
Deferred Tax Liabilities
Property and equipment	(49,000)

Net deferred tax asset	$-

The Company believes it is more likely than not that the net deferred tax assets will not be fully realizable and accordingly provided for a full valuation allowance against its net deferred tax assets at December 31, 2006 of $758,600.

Note 7 - Employee Benefit Plans

Profit Sharing Plan
The Company has a discretionary profit sharing plan that covers those employees who meet the eligibility requirements set forth in the plan. The amount of the contribution to the plan is at the discretion of the Board of Directors, up to a maximum of 15% of the eligible participants’ total compensation. Substantially all of the Company’s full-time employees are covered by the plan. For the years ended December 31, 2006 and 2005, the Company made no contributions to the plan. As of May 2006, the profit sharing plan was terminated, and all of the plan’s assets were transferred to the 401(k) plan.

DELTRON, INC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note 7 - Employee Benefit Plans (continued)

401(k) Plan
The Company offers a 401(k) plan to all eligible employees who meet the eligibility requirements set forth in the plan. Participants in the plan may elect to defer a percentage of their compensation under the plan. The Company may contribute a matching contribution equal to 25% of the participant’s deferred compensation, limited to 12% of employees’ compensation. For the years ended December 31, 2006 and 2005, the Company contributed to the plan $18,932 and $24,688, respectively. The 401(k) Plan also has provisions for a profit sharing component.

Note 8 - Contingencies

Warranties
The Company guarantees the products it manufactures for two years and will repair any power unit that malfunctions due to material or workmanship. At December 31, 2006, accrued warranty liability was $24,000, based on historical data.

Note 9 - Concentration Risks

Credit Risk
The Company maintains its cash and cash equivalents in accounts that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits from time to time. The Company minimizes its risk by selecting financial institutions considered to be highly credit worthy.

At December 31, 2006, approximately 48% of accounts receivable was due from two customers. The Company generally does not require collateral. The Company performs ongoing evaluations of customer accounts to minimize credit risk.

Customers
The Company’s customer base consists primarily of military and industrial organizations and original equipment manufacturers. During the year ended December 31, 2006, approximately 28% of the Company’s revenue was earned from two customers, each customer representing in excess of 10% of annual revenue.

There were no customers who accounted for more than of 10% of annual revenue during the year ended December 31, 2005.

DELTRON, INC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note 9 - Concentration Risks (continued)

Foreign Operations
The Company conducts its operations in the United States and Mexico. Included in the consolidated financial statements are the following amounts from the operations in Mexico.

	2006	2005

Net loss	$(316,034)	$(570,038)
Long-lived assets	$772,820
Total assets	$795,809

Note 10 - Subsequent Events

On September 5, 2007, the Company completed a sale of substantially all of its net assets to Solomon Technologies, Inc. (“Solomon”), effective August 31, 2007. The transaction was effected pursuant to an asset purchase agreement dated June 1, 2007 and subsequent amendments (the “Purchase Agreement”), between Solomon and its wholly-owned subsidiary (collectively the “Buyers”), the Company and its stockholders (collectively “Sellers”). The Company sold to the Buyers all tangible and intangible assets of Deltron, including all of the outstanding stock of Delinc, but excluding certain property and equipment, and certain other excluded assets. The Buyer assumed certain of Deltron’s liabilities, including trade accounts payable, certain accrued commissions payable and accrued warranty obligations.

The purchase price consisted of $1,508,000 in cash for Deltron’s assets, plus $600,000 in cash for the stock of Delinc and the assumption by the Buyers of certain liabilities totaling approximately $327,000. A portion of the purchase price totaling $400,000 was deposited in escrow for one year from closing to support the Sellers’ indemnification obligations. The Buyers also agreed to pay the Sellers an earn-out payment equal to the excess of net sales of the purchased business during the year following the closing multiplied by a profit margin (determined by subtracting from net sales the cost of goods sold divided by net sales) over $1,570,000. The earn-out payment cannot exceed $300,000.